Exhibit 3.1

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

LEUCADIA DEVELOPMENT CORPORATION

Leucadia Development Corporation, a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), DOES HEREBY CERTIFY AS FOLLOWS:

1.	The name of the Corporation is Leucadia Development Corporation. The original certificate of incorporation was filed with the Secretary of State of the State of Delaware on November 19, 2008 (the “Prior Certificate”).

2.	This Amended and Restated Certificate of Incorporation (this “Amended and Restated Certificate”) was duly adopted by the Board of Directors of the Corporation (the “Board”) and the stockholders of the Corporation in accordance with Sections 242 and 245 of the General Corporation Law of the State of Delaware.

3.	This Amended and Restated Certificate restates, integrates and amends the provisions of the certificate of incorporation of the Corporation.

4.	Certain capitalized terms used in this Amended and Restated Certificate are defined where appropriate herein.

5.	The text of the certificate of incorporation of the Corporation is hereby amended and restated in its entirety to read as follows:

First:               The name of the corporation is Landcadia Holdings, Inc. (hereinafter the “Corporation”).

Second:          The registered office of the Corporation is to be located at 1209 Orange Street, in the City of Wilmington, in the County of New Castle and in the State of Delaware 19801. The name of its registered agent at that address is The Corporation Trust Company.

Third:              The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of the State of Delaware, including effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses (a “Business Combination”).

Fourth:

(1)	The total number of shares of all classes of capital stock which the Corporation is authorized to issue is 221,000,000, of which 200,000,000 shares (the “Class A Shares”) shall be Class A common stock at par value $0.0001 per share, 20,000,000 shares (the “Class F Shares” and, together with the Class A Shares, “Common Stock”) shall be Class F common stock at par value $0.0001 per share and 1,000,000 shares shall be Preferred Stock at par value $0.0001 per share.

(2)	Upon the filing and effectiveness (the “Effective Time”) pursuant to the General Corporation Law of the State of Delaware of this Amended and Restated Certificate, each share of common stock issued and outstanding immediately prior to the Effective Time shall, automatically and without any action on the part of the respective holders thereof, be divided into 7,187.5 Class F Shares (the “Stock Split”). Each certificate that immediately prior to the Effective Time represented shares of common stock (“Old Certificates”) shall thereafter represent that number of Class F Shares into which the shares of common stock represented by the Old Certificates shall have been divided.

(3)	The Board of Directors is expressly granted authority to issue shares of the Preferred Stock, in one or more series, and to fix for each such series such voting powers, full or limited, and such designations, preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof as shall be stated and expressed in the resolution or resolutions adopted by the Board of Directors providing for the issue of such series (a “Preferred Stock Designation”) and as may be permitted by the General Corporation Law of the State of Delaware. The number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the voting power of all of the then outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, without a separate vote of the holders of the Preferred Stock, or any series thereof, unless a vote of any such holders is required pursuant to any Preferred Stock Designation.

(4)	Except as otherwise required by law or as otherwise provided in any Preferred Stock Designation or in this Amended and Restated Certificate, the holders of the Common Stock shall exclusively possess all voting power.

(5)	Except as otherwise required by law or as otherwise provided in any Preferred Stock Designation or in this Amended and Restated Certificate, the holders of shares of Common Stock shall be entitled to one vote for each such share on each matter properly submitted to the stockholders on which the holders of the Common Stock are entitled to vote.

(6)	The Class F Shares are convertible into Class A Shares on a one-for-one basis (the “Initial Conversion Ratio”) and shall automatically convert into Class A Shares on the business day following the closing of the Business Combination.

(7)	Notwithstanding the Initial Conversion Ratio, in the case that additional Class A Shares, or equity-linked securities, are issued or deemed issued in excess of the amounts offered in the Corporation’s initial public offering (the “IPO”), all issued and outstanding Class F Shares shall automatically convert into Class A Shares at the time of the closing of the Business Combination at a ratio for which:

•	the numerator shall be equal to the sum of (A) 25% of all Class A Shares issued or issuable (upon the conversion or exercise of any equity-linked securities or otherwise) by the Corporation, related to or in connection with the consummation of the Business Combination (excluding any securities issued or issuable to any seller in the Business Combination) plus (B) the number of Class F Shares issued and outstanding prior to the closing of the Business Combination; and

•	the denominator shall be the number of Class F Shares issued and outstanding prior to the closing of the Business Combination.

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(8)	Notwithstanding anything to the contrary contained herein, in no event may the Class F Shares convert into Class A Shares at a ratio that is less than one-for-one.

(9)	Each Class F Share shall convert into its pro rata number of Class A Shares pursuant to this Article Fourth. The pro rata share for each holder of Class F Shares will be determined as follows: Each Class F Share shall convert into such number of Class A Shares as is equal to the product of 1 multiplied by a fraction, the numerator of which shall be the total number of Class A Shares into which all of the issued and outstanding Class F Shares shall be converted pursuant to this Article and the denominator of which shall be the total number of issued and outstanding Class F Shares at the time of conversion.

Fifth:               The following provisions are inserted for the management of the business and for the conduct of the affairs of the Corporation, and for further definition, limitation and regulation of the powers of the Corporation and of its directors and stockholders:

(1)	The number of directors of the Corporation shall be such as from time to time shall be fixed by, or in the manner provided in, the by-laws. Prior to the closing of a Business Combination, only holders of the Class F Shares shall have the right to vote on the election, appointment or removal of directors. For the avoidance of doubt, prior to the closing of a Business Combination, holders of Class A Shares shall have no right to vote on the election, appointment or removal of any director. Election of directors need not be by ballot unless the by-laws so provide.

(2)	The Board of Directors shall have power without the assent or vote of the stockholders to make, alter, amend, change, add to or repeal the by-laws of the Corporation; to fix and vary the amount to be reserved for any proper purpose; to authorize and cause to be executed mortgages and liens upon all or any part of the property of the Corporation; to determine the use and disposition of any surplus or net profits; and to fix the times for the declaration and payment of dividends.

(3)	The directors in their discretion may submit any contract or act for approval or ratification at any annual meeting of the stockholders or at any meeting of the stockholders called for the purpose of considering any such act or contract, and any contract or act that shall be approved or be ratified by the vote of the holders of a majority of the stock of the Corporation which is represented in person or by proxy at such meeting and entitled to vote thereat (provided that a lawful quorum of stockholders be there represented in person or by proxy) shall be as valid and as binding upon the Corporation and upon all the stockholders as though it had been approved or ratified by every stockholder of the Corporation, whether or not the contract or act would otherwise be open to legal attack because of directors’ interest, or for any other reason.

(4)	In addition to the powers and authorities hereinbefore or by statute expressly conferred upon them, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation; subject, nevertheless, to the provisions of the statutes of Delaware, of this Amended and Restated Certificate, and to any by-laws from time to time made by the stockholders; provided, however, that no by-Jaws so made shall invalidate any prior act of the directors which would have been valid if such by-law had not been made.

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Sixth:               The Corporation shall, to the full extent permitted by Section 145 of the Delaware General Corporation Law, as amended from time to time, indemnify all persons whom it may indemnify pursuant thereto.

Seventh:         No director of this Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty by such director as a director; provided, however, that this Article SEVENTH shall not eliminate or limit the liability of a director (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of the State of Delaware, or (iv) for any transaction from which the director derives an improper personal benefit. If the General Corporation Law of the State of Delaware is amended to further eliminate or limit the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law of the State of Delaware, as so amended. No amendment to or repeal of this Article SEVENTH shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.

Eighth:            Whenever a compromise or arrangement is proposed between this Corporation and its creditors, or any class of them and/or between this Corporation and its stockholders, or any class of them, any court of equitable jurisdiction within the State of Delaware, may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders of this Corporation, as the case may be, and also on this Corporation.

Ninth:              The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Amended and Restated Certificate in the manner now or hereafter prescribed by law, and all rights and powers conferred herein on stockholders, directors and officers are subject to this reserved power.

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IN WITNESS WHEREOF, Leucadia Development Corporation has caused this Amended and Restated Certificate to be duly executed in its name and on its behalf by an authorized officer as of the 15th day of          September      , 2015.

Leucadia Development Corporation

By:	/s/ Michael J. Sharp
	Name:	Michael J. Sharp
	Title:	Executive Vice President

CERTIFICATE OF AMENDMENT

TO

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

Landcadia Holdings, Inc.

October 1, 2015

LANDCADIA HOLDINGS, INC., a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), DOES HEREBY CERTIFY AS FOLLOWS:

1.	The Board of Directors of the Corporation approved and adopted the following resolution for amending its Amended and Restated Certificate of Incorporation (the “Amendment”) declaring it advisable and recommended that the Amendment be submitted to the stockholders for their consideration:

“NOW THEREFORE, BE IT RESOLVED, that the Amended and Restated Certificate of Incorporation of the Corporation be amended (the “Amendment”) by replacing paragraph (2) of Article FOURTH of such Amended and Restated Certificate in its entirety with the following:

(2)	Upon the filing and effectiveness (the “Effective Time”) pursuant to the General Corporation Law of the State of Delaware of this Certificate of Amendment to the Amended and Restated Certificate of Incorporation of the Corporation, each five Class F Shares issued and outstanding immediately prior to the Effective Time shall, automatically and without any action on the part of the respective holders thereof, be combined and converted into one (1) Class F Share. Each certificate that immediately prior to the Effective Time represented Class F Shares (“Old Certificates”) shall thereafter represent that number of Class F Shares into which the Class F Shares represented by the Old Certificates shall have been combined.”

2.	The Amendment was duly adopted in accordance with the provisions of Sections 228 and 242 of the General Corporation Law of the State of Delaware by the unanimous written consent of the holders of the issued and outstanding stock of the Company entitled to vote.

3.	The Amendment shall become effective as of October 1, 2015.

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IN WITNESS WHEREOF, Landcadia Holdings, Inc. has caused this Amendment to be duly executed in its name and on its behalf by an authorized officer as of the date first set forth above.

LANDCADIA HOLDINGS, INC.

By:	/s/ Nicholas Daraviras
	Name:	Nicholas Daraviras
	Title:	VP

CERTIFICATE OF AMENDMENT
TO

AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION
OF
Landcadia Holdings, Inc.

April 27, 2016

LANDCADIA HOLDINGS, INC., a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), DOES HEREBY CERTIFY AS FOLLOWS:

1.	The Board of Directors of the Corporation approved and adopted the following resolution for amending its Amended and Restated Certificate of Incorporation (the “Amendment”) declaring it advisable and recommended that the Amendment be submitted to the stockholders for their consideration:

“NOW THEREFORE, BE IT RESOLVED, that the Amended and Restated Certificate of Incorporation of the Corporation be amended (the “Amendment”) by replacing paragraph (2) of Article FOURTH of such Amended and Restated Certificate in its entirety with the following:

(2)	Upon the filing and effectiveness (the “Effective Time”) pursuant to the General Corporation Law of the State of Delaware of this Certificate of Amendment to the Amended and Restated Certificate of Incorporation of the Corporation, each Class F Share issued and outstanding immediately prior to the Effective Time shall, automatically and without any action on the part of the respective holders thereof, be divided into three (3) Class F Shares. Each certificate that immediately prior to the Effective Time represented Class F Shares (“Old Certificates”) shall thereafter represent that number of Class F Shares into which the Class F Shares represented by the Old Certificates shall have been divided.”

2.	The Amendment was duly adopted in accordance with the provisions of Sections 228 and 242 of the General Corporation Law of the State of Delaware by the unanimous written consent of the holders of the issued and outstanding stock of the Company entitled to vote.

3.	The Amendment shall become effective as of April 27, 2016.

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IN WITNESS WHEREOF, Landcadia Holdings, Inc. has caused this Amendment to be duly executed in its name and on its behalf by an authorized officer as of the date first set forth above.

LANDCADIA HOLDINGS, INC.

By:	/s/ Tilman J. Fertitta
	Name:	Tilman J. Fertitta
	Title:	Co-Chairman and Chief Executive Officer